                                                                   EXHIBIT 10.14
                               WARRANT AGREEMENT


        This Warrant Agreement ("Warrant Agreement") is made as of May _____, 1998, by and among General Automation, Inc., a Delaware corporation ("Company"), Gregory A. Busch and David L. Keligian as Trustees of Lenawee Trust u/t/d December 30, 1992 ("Lenawee"), Dito Caree Limited Partnership, a Nevada limited partnership ("Dito Caree"), and Four JM, LLC, a California limited liability company ("Four JM"). Company, Lenawee, Dito Caree, and Four JM are sometimes hereinafter individually referred to as a "Party" or collectively referred to as the "Parties."

        1.0 RECITALS.

               1.1 Company and Lenders have previously entered into the MOU, pursuant to which Lenders agreed to make the Loan to Company, all as more fully set forth in the MOU.

               1.2 Pursuant to the provisions of the MOU, as additional consideration to Lenders for agreeing to make the Loan to Company, Company has agreed to issue the Original Warrants to Lenders, and Company has also agreed that if required pursuant to the provisions of this Warrant Agreement, the Company shall issue the Additional Warrants to Lenders, all as more fully set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and terms set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

        2.0 DEFINITIONS.

               2.1 "ACT" shall mean the Securities Act of 1933, as amended.

               2.2 "ADDITIONAL WARRANTS" shall mean the additional warrants to be issued by the Company to Lenders' designees representing cumulatively the right to acquire one hundred thousand (100,000) Shares of common stock of the Company, pursuant to Section 3.4 herein.

               2.3 "CLOSING" shall mean the closing of the Loan and the issuance of the Original Warrants, which shall occur on the Closing Date.



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

               2.4 "CLOSING DATE" shall mean May 4, 1998, or such other date as mutually agreed to by the Parties.

               2.5 "COMPANY" shall mean General Automation, Inc., a Delaware corporation.

               2.6 "DEED OF TRUST" shall mean that certain Deed of Trust, of even date herewith, granted by Company in favor of Lenders as security for the Note.

               2.7 "DITO CAREE" shall mean Dito Caree Limited Partnership, a Nevada limited partnership.

               2.8 "DUE DATE" shall mean the date that all amounts are due and payable under the Note.

               2.9 "FOUR JM" shall mean Four JM, LLC, a California limited liability company.

               2.10 "LENAWEE" shall mean Gregory A. Busch and David L. Keligian as Trustees of Lenawee Trust u/t/d December 30, 1992.

               2.11 "LENDERS" shall mean, collectively, Dito Caree, Four JM and Lenawee.

               2.12 "LOAN" shall mean that certain loan in the original principal amount of Nine Hundred Thousand Dollars ($900,000.00), as evidenced by the Note and secured by the Deed of Trust.

               2.13 "LOAN DOCUMENTS" shall collectively mean the Note, the Deed of Trust, this Warrant Agreement, the Original Warrants, the Additional Warrants, Loan Brokerage Agreement, and the investment representation letters of the Lenders or their designees.

               2.14 "MOU" shall mean that certain Memorandum of Understanding dated March 31, 1998, entered into between Company and the Lenders.

               2.15 "NOTE" shall mean that certain Secured Note, dated as of even date herewith, executed by Company in favor of Lenders, a copy of which is attached hereto as EXHIBIT "A".



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               2.16 "ORIGINAL WARRANTS" shall collectively mean three (3)
separate Warrants issued to each of the Lenders' designees (who are identified on EXHIBIT "D" hereto and who will execute and deliver to the Company an investment representation letter in the form attached hereto as EXHIBIT "C"), in amounts designated by Lenders, representing cumulatively the right of Lenders to acquire two hundred thousand (200,000) shares of common stock of the Company, pursuant to the terms and conditions of this Warrant Agreement, in the form attached hereto as EXHIBIT "B".

               2.17 "PARTIES" shall collectively mean Company, Dito Caree, Four JM and Lenawee, and "Party" shall mean any of the foregoing individually.

               2.18 "PERSON" shall mean an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

               2.19 "SHARES" shall mean those shares of the Company's common stock to be issued upon the exercise of the Original Warrants or the Additional Warrants.

               2.20 "TARGET IRR" shall mean a minimum internal rate of return from and after the Closing Date, through and including the Valuation Date, of twenty percent (20%), when taking into consideration the interest received under the Note, as well as the value of the Original Warrants as of the Valuation Date, as determined pursuant to Section 3.3 herein.

               2.21 "TOTAL LOAN CONSIDERATION" shall have the meaning ascribed in Section 3.3 herein.

               2.22 "VALUATION DATE" shall mean the date on which the value of the Original Warrants is determined pursuant to in Section 3.3 herein, which shall occur at the earlier of: (i) the Due Date of the Note, or (ii) the date upon which all amounts due under the Note have been satisfied in full by Company.

               2.23 "VOW" shall have the meaning ascribed to it in Section 3.3 hereof.

               2.24 "WARRANT AGREEMENT" shall mean this Warrant Agreement.



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

        3.0 AUTHORIZATION AND ISSUANCE OF ORIGINAL WARRANTS.

               3.1 AUTHORIZATION BEFORE CLOSING. On or prior to the Closing, the Company will authorize the issuance of the Original Warrants to the Lenders' designees to purchase two hundred thousand (200,000) shares of the Company's common stock in the form attached hereto as EXHIBIT "B."

               3.2 ISSUANCE OF ORIGINAL WARRANTS. Subject to the terms and conditions of this Warrant Agreement, in consideration of the Loan to the Company, the Company will issue the Original Warrants to the Lenders' designees at the Closing. The Original Warrants shall have a term of five (5) years and shall be exercisable as provided in the Warrant attached hereto as EXHIBIT "B."

               3.3 VALUATION OF ORIGINAL WARRANTS. The Original Warrants shall be valued on the Valuation Date to determine whether the Lenders have achieved the Target IRR. The value of the Original Warrants shall be determined by taking the weighted average of closing sales prices of the shares of the Company's common stock sold on the American Stock Exchange or NASDAQ (or such other national or regional exchange on which the Company's shares are listed for sale and that then constitutes the principal market for the Company's stock) on each of the immediately preceding three (3) trading days prior to the Valuation Date, computed on a per share basis, and subtracting from such average the exercise price of the Original Warrants and then multiplying said amount by the aggregate number of shares represented by the Original Warrants , to arrive at the value of the Original Warrants ("VOW"). The VOW shall be added together with all interest payments actually received by Lenders under the Note (exclusive of default interest and provided that all amounts due under the Note have been paid in full), and such sum shall equal the "Total Loan Consideration." The Total Loan Consideration shall be used to calculate Lenders' internal rate of return on the outstanding principal balance of the Loan (as the same may change from time to time) from the Closing Date to the Valuation Date.

               3.4 ISSUANCE OF ADDITIONAL WARRANTS. If either: (i) the internal rate of return achieved by Lenders on the Loan (calculated as provided in Section 3.3) is less than the Target IRR, but the Company is not then in default under the Note, or (ii) the Company defaults under the Note, which default is not cured within the applicable cure period, then the Company shall immediately issue the Additional Warrants to the Lenders' designees, provided however, that
(a) all of



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

Lenders' designees shall execute and deliver an investor representation letter in the form attached as EXHIBIT "C" hereto prior to the Company's issuance of any Additional Warrants to such designee, and (b) with respect to any Lender's designee who did not receive an Original Warrant, the Company shall have no obligation to issue an Additional Warrant to such designee if the Company shall determine, in good faith, that an Additional Warrant may not be issued to such designee without registration under the Securities Act of 1933, as amended, and/or registration or qualification under any applicable state securities laws. If the Additional Warrants are issued pursuant to Section 3.4(i), then the exercise price for the Additional Warrants shall be set as necessary to achieve the Target IRR based on the value of the Company's common stock on the Valuation Date (as determined in Section 3.3). If the Additional Warrants are issued pursuant to Section 3.4(ii), then the exercise price shall be One Dollar and Nineteen Cents ($1.19) per share. Notwithstanding the aforementioned, the Company, at its option, has the right to pay to the Lenders cash in order to achieve the Target IRR in lieu of issuing the Additional Warrants pursuant to this Section 3.0. The Additional Warrants will have a term of one (1) year commencing on the Valuation Date, and will be in substantially the form of the Original Warrants, provided, however, that the Additional Warrants will be exercisable at any time after their issuance.

               3.5 CLOSING. The Closing shall occur on the Closing Date or at such other time and in such manner as the Parties may agree, provided that the conditions to the Closing set forth in Section 5.0 herein have been satisfied. At the Closing, the Company will deliver to Lenders' designees the Original Warrants registered in the name of Lenders' designees.

        4.0 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants, and covenants to the Lenders as follows:

               4.1 ORGANIZATION AND STANDING. The Company and each of its subsidiaries is duly organized and a validly existing corporation in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority for the ownership and operation of its properties and for carrying on its business as now conducted and as now proposed to be conducted. The Company and each of its subsidiaries is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the property owned or leased, or the nature of the activities conducted by it makes such license or qualification necessary.



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               4.2 CORPORATE ACTION. The Company has all necessary corporate power and has taken all corporate action required to enter into the MOU and the Loan Documents, and any all such Loan Documents when executed will be valid and enforceable obligations of the Company. Sufficient shares of authorized but unissued common stock of the Company have been reserved by appropriate corporate action in connection with the issuance of the Original Warrants. The issuance of the Shares upon exercise of the Original Warrants and/or the Additional Warrants are not subject to preemptive or other preferential rights, or similar statutory or contractual rights, either pursuant to any agreement or instrument to which the Company is a party or which are otherwise binding upon the Company. Upon exercise of the Original Warrants and/or the Additional Warrants, the Company shall comply with all applicable regulations and requirements and take all necessary actions so that the Shares issued upon exercise of the Warrants shall be validly authorized and duly issued, including without limitation the listing of such Shares with any exchanges on which the Company's shares are traded. Lenders acknowledge that compliance with such regulations and requirements may delay the issuance of the Shares for approximately thirty (30) days. Notwithstanding the foregoing, except as required under the Original Warrant or under the Additional Warrant, in no event shall the Company be required to register the Shares under the Securities Act of 1933, as amended, or to register or qualify the Shares under the securities laws of any state. This Warrant Agreement, the MOU and other Loan Documents are valid and binding obligations of the Company, enforceable in accordance with their respective terms.

               4.3 GOVERNMENTAL APPROVALS. All authorizations, consents, approvals, licenses, exemptions from or filings, or registrations of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, necessary for, or in connection with, the offer, issuance, sale, execution, or delivery by the Company or for the performance by it of its obligations under this Warrant Agreement, the Original Warrants, or the Shares shall have been made prior to, and shall be effective as of, the Closing.

               4.4 LITIGATION. Except as described in the Company's most recent form 10-K, there is no litigation or governmental proceeding or investigation pending or threatened against the Company or any of its subsidiaries or affecting any of its properties or assets that might result, either in any case or in the aggregate, in a material adverse change in the business, prospects, operations, affairs, or conditions of the Company or its subsidiaries or any of their properties



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or assets, or that might call into question of the validity of this Warrant
Agreement, the Loan or any of the Loan Documents.

               4.5 TAXES. The Company has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments received by it, and adequate provisions have been made and are reflected in the Company's financial statements for all current taxes and other charges to which the Company is subject and which are not currently due and payable.

               4.6 SECURITIES ACT OF 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the issuance and sale of the Original Warrants, provided that the investor representation letters delivered to the Company by the Lenders and the Lenders' designee are accurate in all material respects. Neither the Company nor anyone acting on its behalf will offer to sell the Shares or similar securities to, or solicit offers with respect thereto, from, or enter into any preliminary conversations or negotiations relating thereto, with any Person so as to bring the issuance and sale of the Original Warrants under the registration provisions of the Act.

        5.0 CONDITIONS TO LENDERS' OBLIGATIONS TO CLOSE. Lenders' obligations to close and fund the Loan are subject to the issuance of the Original Warrants at the Closing and the fulfillment, as of the Closing Date, of the following conditions:

               5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Section 4.0 hereof shall be true and correct when made and as of the Closing Date.

               5.2 COVENANTS. All covenants and agreements and conditions contained in this Warrant Agreement or in any of the Loan Documents to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

               5.3 PERMITS. The Company shall have obtained all consents, permits and waivers necessary and appropriate for the consummation of the transactions contemplated by this Warrant Agreement and the Loan Documents, which need to be obtained prior to the Closing.



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        6.0 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each and every representation, warranty and covenant set forth herein is true as of the date of execution hereof, shall be true as of the Closing Date of the subject transaction, and shall survive the Closing.

        7.0 NO MODIFICATIONS OR WAIVERS.

               7.1 MUST BE WRITTEN. Waivers or modifications of this Warrant Agreement, or any covenant, condition, or limitation contained herein, are valid only if in writing that is separately signed or initialed by the Parties, provided however, that any written waiver or modification of this Warrant Agreement that is signed by Lenawee and Dito Caree on behalf of the Lenders shall be binding on all of the Lenders.

               7.2 NO USE AS EVIDENCE. One or more waivers or modifications of any covenant, term or condition in this Warrant Agreement by any Party shall not be construed by any other Party as a waiver or modification applicable to any subsequent breach of the same covenant, term or condition. Evidence of any such waiver or modification may not be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Warrant Agreement, or a Party's rights or obligations under it. This limitation does not apply if the waiver or modification is in writing and duly executed as provided above.

               7.3 ENTIRE AGREEMENT. This Warrant Agreement (including any attachments and exhibits hereto), together with the Loan Documents and the MOU, contains the Parties' sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements between them. In the event of any inconsistency or conflict between the MOU and the Loan Documents, the terms and conditions of the Loan Documents shall prevail.

        8.0 JOINT PREPARATION. The Parties to this Warrant Agreement have been represented by competent counsel. This Warrant Agreement is therefore deemed to have been jointly prepared by the Parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any Party under the presumptions of California Civil Code Section 1654, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.



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        9.0 COOPERATION AND FURTHER ACTIONS. The Parties agree to perform any and all acts and to execute and deliver any and all documents necessary to carry out the terms of this Warrant Agreement.

        10.0 PROFESSIONAL FEES. If a lawsuit, arbitration, or other proceedings are instituted by any Party to enforce any of the terms or conditions of this Warrant Agreement against any other Party hereto, the prevailing Party in such litigation, arbitration, or proceedings shall be entitled, as an additional item of damages, to such reasonable attorneys' and other professional fees (including but not limited to expert witness fees), court costs, arbitrators' fees, arbitration administrative fees, travel expenses, and other out-of-pocket expenses or costs of such other proceedings as may be fixed by any court of competent jurisdiction, arbitrator, or other judicial or quasi-judicial body having jurisdiction thereof, whether or not such litigation or proceedings proceed to a final judgment or award. For the purposes of this Section 10.0, any Party receiving an arbitration award or a judgment for damages or other amounts shall be deemed to be the prevailing Party, regardless of amount of the damage awarded or whether the award or judgment was based upon all or some of such Party's claims or causes of action.

        11.0 COUNTERPARTS. This Warrant Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute and be one in the same instrument.

        12.0 SEVERABILITY. If any part, clause, or condition of this Warrant Agreement is held to be partially or wholly invalid, unenforceable, or inoperative for any reason whatsoever, such shall not affect any other provision or portion hereof, which shall continue to be effective as though such invalid, inoperative, or unenforceable part, clause or condition had not been made

        13.0 BINDING UPON SUCCESSORS. This Warrant Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns. Any transfer of the Original Warrants or the Additional Warrants or any of the Shares received upon exercise of the Warrants shall only be transferred in compliance with the provisions of such Warrant and applicable law.

        14.0 GOVERNING LAW AND VENUE. All questions concerning this Warrant Agreement, its construction, and the rights and liabilities of the Parties hereto shall be interpreted and enforced in accordance with the laws of the State of California as applied to contracts which are executed and performed entirely within



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the state. For purposes of this Agreement, sole and proper venue shall be Orange
County, California.



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

        15.0   INTERPRETATION.

               15.1 SECTION HEADINGS. The section headings of this Warrant Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

               15.2 CAPITALIZED TERMS. Except as otherwise expressly provided herein, all capitalized terms defined in this Warrant Agreement shall have the meaning ascribed to them herein.

               15.3 GENDER AND NUMBER. Whenever required by the context, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine genders and vice versa.

        16.0 NOTICES. For purposes hereof, delivery of written notice shall be complete upon receipt of electronic facsimile, provided that any facsimile notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice is followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in certified mail return receipt requested, postage prepaid, within three (3) business days following the facsimile notice. Notices shall be addressed to the parties as follows:

               Company:                     General Automation,
                                            a Delaware corporation
                                            Attn:  Richard Nance
                                            17731 Mitchell North
                                            Irvine, California 92614
                                            Telephone:  (949) 250-4800
                                            Facsimile:  (949) 752-6772

               With required copy to
               Company's Attorney:          Scott McConnell, Esq.
                                            Higham, McConnell & Dunning LLP
                                            28202 Cabot Road, Suite 450
                                            Laguna Niguel, California 92677
                                            Telephone:  (949) 365-5517
                                            Facsimile:  (949) 365-5522



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               Lenders:                     Dito Caree Limited Partnership
                                            Attn:  David B. Hehn
                                            3753 Howard Hughes Parkway, #200
                                            Las Vegas, Nevada 89109
                                            Telephone:  (702) 892-3789
                                            Facsimile:  (702) 892-3992

                                            Four JM, LLC
                                            Attn:  Joseph W. Moody
                                            2532 Dupont Drive
                                            Irvine, California 92612
                                            Telephone:  (949) 474-7368
                                            Facsimile:  (949) 474-7732

                                            David A. Keligian and
                                            Gregory A. Busch, Trustees of the
                                            Lenawee Trust u/t/d 12/30/92
                                            2532 Dupont Drive
                                            Irvine, California 92612
                                            Telephone:  (949) 474-7368
                                            Facsimile:  (949) 474-7732

               With a required copy to
               Attorney for Lenders:        The Busch Firm
                                            Attn:  Rick S. Weiner, Esq.
                                            2532 Dupont Drive
                                            Irvine, California 92612
                                            Telephone:  (949) 474-7368
                                            Facsimile:  (949) 474-7732

               Notice shall be deemed given on the date it is sent via facsimile. Any party may change the address to which to send notices by notifying the other party of such changes in writing in accordance with this section.

        17.0 TIME OF ESSENCE. The Parties acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Failure to timely perform any of the terms, conditions, obligations or provisions hereof by any party shall constitute a material breach of this Warrant Agreement by the party so failing to perform.



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        18.0 RELATIONSHIP CREATED. Nothing contained herein or in any schedule, attachment, or exhibit hereto shall create any partnership, joint venture or other agreement between the Parties hereto.

        19.0 THIRD PARTY BENEFICIARIES. No term or provision of this Warrant Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

        IN WITNESS WHEREOF, the Parties have executed this Warrant Agreement as of the date first written above.

                                            GENERAL AUTOMATION,
                                            a Delaware corporation


                                            By:    __________________________
                                                   RICHARD NANCE
                                            Its:   Chief Executive Officer


                                            By:    __________________________

                                            Its:

                                                   "COMPANY"


                                            DITO CAREE LIMITED PARTNERSHIP,
                                            a Nevada limited partnership
                                            By:    GAMEBUSTERS, INC.,
                                                   a Nevada corporation
                                            Its:   General Partner


                                            By:    _________________________
                                                   DAVID B. HEHN
                                                   Its:   President
                       [SIGNATURES CONTINUED ON NEXT PAGE]



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                                       FOUR JM, LLC,
                                       a California limited liability company


                                       By:    ___________________________
                                              JOSEPH W. MOODY
                                       Its:   President


                                       LENAWEE TRUST,
                                       U/T/D DECEMBER 30, 1992


                                       By:    ___________________________
                                              DAVID L. KELIGIAN
                                       Its:   Trustee


                                       By:    ___________________________
                                              GREGORY A. BUSCH
                                       Its:   Trustee

                                              "LENDERS"




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

                                   EXHIBIT "A"

                                  SECURED NOTE


                              Please see attached.

                                   EXHIBIT "B"


                                ORIGINAL WARRANT


                              Please see attached.

                                   EXHIBIT "C"


                         INVESTOR REPRESENTATION LETTER


                              Please see attached.

                                   EXHIBIT "D"


                               Lenders' Designees



LENDER PARTY                 DESIGNEE                     NUMBER OF WARRANTS
Dito Caree Limited           Todd Martin Pickup                 133,334
Partnership                  and Devon Renee Pickup
                             or Successor Trustee, as
                             Trustees of the Vintage
                             Trust Dated October
                             28, 1993

Gregory A. Busch and         Gregory A. Busch as Trustee         61,111
David L. Keligian, Trustees  of the 92653 Trust Dated
of the Lenawee Trust Dated   December 29, 1995
December 30, 1992

Four JM LLC, a               Four JM LLC, a                       5,555
California limited           California limited
liability company            liability company